UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2025

Foot Locker, Inc.

(Exact name of registrant as specified in charter)

New York	1-10299	13-3513936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 West 34th Street, New York, New York (Address of principal executive offices)	10001 (Zip Code)

Registrant’s telephone number, including area code: (212) 720-3700
N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Foot Locker, Inc. (the “Company”) held its 2025 annual meeting of shareholders (the “Annual Meeting”) on May 21, 2025. At the Annual Meeting, shareholders approved an amendment to the 2007 Stock Incentive Plan (amended and restated as of March 22, 2023 and as further amended effective as of May 21, 2025) (the “Plan”). A summary of the terms and conditions of the Plan can be found in “Proposal No. 3—Approval of an Amendment to the 2007 Stock Incentive Plan, as Amended and Restated” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 10, 2025 (the “2025 Proxy Statement”), which description is incorporated by reference herein. The foregoing description and the description incorporated by reference from the 2025 Proxy Statement are qualified in their entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 to the Form S-8 Registration Statement filed on May 21, 2025, and is incorporated herein by reference.

Item 5.07.        Submission of Matters to a Vote of Security Holders.

The final voting results for the matters submitted to a vote of the Company’s shareholders at the Annual Meeting are as follows:

Proposal 1: Election of Directors. Each of the persons named below was elected at the Annual Meeting to serve for a one-year term expiring at the Company’s next annual meeting of shareholders and until his or her successor is duly elected and qualified, based upon the votes set forth in the table below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Mary N. Dillon	67,464,403	868,236	10,313,347	5,787,605
Virginia C. Drosos	67,802,309	521,088	10,322,589	5,787,605
Darlene Nicosia	67,267,348	1,055,308	10,323,330	5,787,605
Ulice Payne, Jr.	67,701,743	618,116	10,326,127	5,787,605
Sonia Syngal	67,127,567	885,938	10,632,481	5,787,605
Kimberly K. Underhill	66,664,457	1,654,894	10,326,635	5,787,605
John Venhuizen	67,634,267	376,479	10,635,240	5,787,605
Tristan Walker	67,819,194	499,413	10,327,379	5,787,605
Dona D. Young	65,886,347	2,436,262	10,323,377	5,787,605

Proposal 2: Advisory Vote to Approve Executive Compensation. The Company’s shareholders approved a nonbinding, advisory resolution approving the compensation of the Company’s named executive officers, based upon the votes set forth in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
64,581,774	3,713,410	10,350,802	5,787,605

Proposal 3: Vote to Approve an Amendment to the 2007 Stock Incentive Plan, as Amended and Restated. The Company’s shareholders approved the Plan, based upon the votes set forth in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
73,961,370	4,392,263	292,353	5,787,605

Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm. The Company’s shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2025, based upon the votes set forth in the table below:

Votes For	Votes Against	Abstentions
82,376,884	1,767,358	289,349

Proposal 5: Vote to Approve a Shareholder Proposal Regarding Greenhouse Gas Emissions. The Company’s shareholders did not approve the shareholder proposal requesting that the Company adopt a goal for reducing its enterprise-wide greenhouse gas emissions in line with the Paris Agreement, based upon the votes set forth in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,459,708	73,442,938	743,340	5,787,605

Item 9.01.        Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Foot Locker 2007 Stock Incentive Plan (Amended and restated as of March 22, 2023, and as further amended effective as of May 21, 2025) (incorporated herein by reference to Exhibit 10.1 to the Form S-8 filed on May 21, 2025).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC.

Date: May 23, 2025	By:	/s/ Jennifer L. Kraft
Name: Jennifer L. Kraft
Title: Executive Vice President and General Counsel